UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2007

Tapestry Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-24320	84-1187753
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4840 Pearl East Circle, Suite 300W
Boulder, Colorado 80301
(Address of principal executive offices and zip code)

(303) 516-8500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On March 28, 2007, the Company entered into an amendment and restatement of the employment agreement of Martin Batt, an executive officer of the Company (as so amended and restated, the “Employment Agreement”).  The purpose of the amendment and restatement is to provide that the termination of the Employment Agreement by Mr. Batt on or after December 31, 2008 shall constitute “Good Reason” for purposes thereof.  As so amended and restated, the Employment Agreement therefore would entitle Mr. Batt to receive the benefits described below in the event of any such termination thereof by Mr. Batt.

Pursuant to the Employment Agreement, Mr. Batt is an at-will employee of the Company, and his employment may be terminated at any time with or without cause.  As compensation for his services as Senior Vice President and Chief Operating Officer, Mr. Batt (1) receives a base salary of $270,000 per year, subject to any increase by the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) in its discretion, (2) is eligible to receive an annual bonus in such amount, if any, as the Compensation Committee may award based upon the performance of Mr. Batt and the Company during such year and (3) be eligible to receive stock options, if any, as determined from time to time by the Compensation Committee.  If the Company terminates Mr. Batt’s employment without Cause or Mr. Batt resigns for Good Reason (each as defined in the Employment Agreement), Mr. Batt will be entitled to (1) a severance payment in the amount of $270,000 and (2) reimbursement of payments made by Mr. Batt for up to eighteen months of extended health insurance coverage.  Mr. Batt is also entitled to receive other fringe benefits in accordance with the Company’s standard employee benefit programs in effect from time to time and will be reimbursed by the Company for all reasonable business expenses incurred in connection with the performance of his duties under the Employment Agreement.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits

The following exhibit is filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated March 28, 2007 between the Company and Martin Batt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2007	TAPESTRY PHARMACEUTICALS, INC.

	By:	/s/ Kai Larson
	Name:	Kai Larson
	Title:	Vice President, General Counsel

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement dated March 28, 2007 between the Company and Martin Batt.